UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 28, 2014 (July 26, 2014)

JGWPT HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania	19087-5148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Other Events.

(b)       Effective as of July 26, 2014, David Miller resigned from his position as the Chief Executive Officer of JGWPT Holdings Inc. (the “Company”) and as a member of the board of directors of the Company (the “Board”).  As a result, Mr. Miller is no longer associated with the Company or its subsidiaries in any employment capacity and is no longer a member of the Board.

The Company has agreed with Mr. Miller that Mr. Miller's resignation will be treated as being for "Good Reason" within the meaning of his employment agreement with J.G. Wentworth, LLC and, as a result, he will be eligible to receive the payments and benefits that are required to be paid or provided to him in accordance with the terms and conditions of his employment agreement.

(c) and (d)       On July 27, 2014, the Board appointed Stewart A. Stockdale, age 53, as the Company's Chief Executive Officer and a member of the Board.  Mr. Stockdale also has been appointed to serve on the Nominating & Corporate Governance Committee of the Board.

Prior to joining the Company, Mr. Stockdale was an Executive-in-Residence at Summit Partners.  Prior to joining Summit Partners in January 2014, Mr. Stockdale worked in various capacities for The Western Union Company, where he most recently served as the President, Global Consumer Financial Services.  Prior to taking that position in April 2011, Mr. Stockdale served as President, Americas and Executive Vice President, Global Cards and Global Key Accounts at Western Union, from January 2010, and as Executive Vice President and President, Americas at Western Union from November 2008 to January 2010.  From June 2008 to November 2008, Mr. Stockdale served as Executive Vice President and President, United States and Canada, with Western Union. Prior to joining Western Union in June 2008, Mr. Stockdale served as the President of Simon Brand Ventures and as Chief Marketing Officer of Simon Property Group since 2002.

There are no family relationships between Mr. Stockdale and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S−K.

Employment Agreement

Effective on July 27, 2014, the Company entered into an Employment Agreement with Mr. Stockdale (the “Employment Agreement”) pursuant to which he will serve as the Company’s Chief Executive Officer.  The term of the Employment Agreement commenced on July 27, 2014 and will continue in effect for an initial period ending on July 27, 2016, provided that on July 27, 2016 and on each anniversary thereof, the Employment Agreement will be extended for an additional one-year period unless either party provides 90 days’ advance notice of non-renewal.

The Employment Agreement provides that Mr. Stockdale will receive an initial base salary of $700,000 per year and will be eligible to receive an annual cash bonus based on the achievement of annual performance targets, with a target amount of 100% of his then-current base salary (maximum of 200%).

The Employment Agreement further provides that as soon as practicable after July 27, 2014, Mr. Stockdale will receive a one-time grant under the JGWPT Holdings Inc. 2013 Omnibus Incentive Plan (the “Incentive Plan”) of options to acquire 900,000 shares of the Company’s Class A common stock vesting in five equal annual installments, subject to Mr. Stockdale’s continued employment through the applicable vesting date.  Any unvested options granted to Mr. Stockdale, to the extent held by Mr. Stockdale at the time of a Change in Control, will become fully vested and exercisable upon such Change in Control.

The Employment Agreement also provides that Mr. Stockdale will be eligible to participate in the Company’s health and welfare plans and will receive paid time off in accordance with the Company’s standard policies for executive officers.  In addition, the Employment Agreement provides that Mr. Stockdale will receive reimbursement of up to $8,000 per month in respect of certain housing, automobile and transportation expenses.

The Employment Agreement provides that if Mr. Stockdale’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) or by Mr. Stockdale for “Good Reason” (as defined in the Employment Agreement and summarized below) and Mr. Stockdale signs a general release of claims in favor of the Company, he will be entitled to receive (i) continued base salary for 24 months following the date of termination and (ii) a pro-rated bonus for the year of termination, based on actual Company performance.

The Employment Agreement further provides that Mr. Stockdale will not, during his employment with the Company and for one year following the termination of his employment for any reason, compete with or solicit the employees, vendors, customers or prospective customers of the Company or any of its subsidiaries.  The Employment Agreement also contains standard perpetual provisions relating to intellectual property and confidential information.

For purposes of the Employment Agreement, “Good Reason” means, in summary, (i) removal of Mr. Stockdale as the Company’s Chief Executive Officer, (ii) a material reduction in Mr. Stockdale’s duties or responsibilities or the assignment of duties inconsistent with his role as the Company’s Chief Executive Officer, (iii) a material reduction in Mr. Stockdale’s base salary, (iv) a relocation of Mr. Stockdale’s place of employment by 40 miles or (v) a material breach of the Employment Agreement by the Company.

The foregoing description of the Employment Agreement does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the Employment Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.

Indemnification Agreement

On July 27, 2014, the Company and Mr. Stockdale entered into an indemnification agreement substantially similar to the indemnification agreements previously entered into by the Company with other members of the Board, the form of which appears as Exhibit 10.14 to the Company's registration statement on Form S-1 filed on November 7, 2013 and is incorporated into this Item 5.02 by reference.

A copy of the press release relating to Mr. Miller's termination and Mr. Stockdale's appointment is being furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Employment Agreement, dated July 27, 2014, by and between the Company and Stewart A. Stockdale

99.1	Press Release, dated July 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JGWPT HOLDINGS INC.

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President &
General Counsel

Dated:	July 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated July 27, 2014, by and between the Company and Stewart A. Stockdale

99.1	Press Release, dated July 28, 2014